Exhibit 99.1

News

February 3, 2014	Analyst Contact: Andrew Ziola
918-588-7163
Media Contact: Jennifer Rector
918-588-7571

ONE Gas Officially Starts Business as Stand-alone,

100 Percent Regulated Energy Company

Trading Begins Today on New York Stock Exchange

TULSA, Okla. – Feb. 3, 2014 – ONE Gas, Inc. (NYSE: OGS) announced today the company’s separation from ONEOK, Inc. (NYSE: OKE) into a stand-alone, 100 percent regulated, publicly traded natural gas distribution company now is complete.

ONE Gas common stock will begin “regular-way” trading under the symbol “OGS” on the New York Stock Exchange (NYSE) today, Feb. 3, 2014, when markets open.

The transaction was completed at the close of business on Jan. 31, 2014 tax-free (except for cash received in lieu of fractional shares as described below) to shareholders. ONEOK shareholders of record at the close of business on Jan. 21, 2014, retained their shares of ONEOK stock and received one share of ONE Gas stock for every four shares of ONEOK stock owned. No fractional shares of ONE Gas stock were issued; however, shareholders entitled to receive a fractional share of ONE Gas stock in the distribution will receive the cash value of that fractional share instead.

ONE Gas shares were distributed following the close of business on Jan. 31, 2014.

Pierce H. Norton II is now president and chief executive officer of ONE Gas and a member of the ONE Gas board of directors.

“As a stand-alone, 100 percent regulated natural gas distribution business, we will be able to sharpen our focus on our distinct strategic goals and continue to invest in capital projects that improve safety, reliability and efficiency to better meet the expectations of our stakeholders,” said Norton. “ONE Gas is well positioned for long-term success and will continue to deliver the same safe, reliable and efficient service our customers have come to expect from us for more than a century.”

ONE Gas consists of Oklahoma Natural Gas Company, Kansas Gas Service and Texas Gas Service, and will be headquartered in Tulsa, Okla. It becomes one of the largest natural gas utilities in the United States, serving more than 2 million customers in three states. Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas.

-more-

You may find additional details about ONE Gas at www.onegas.com.

Benefits for ONE Gas stakeholders are expected to include:

•	Capital allocation – will continue to invest capital in projects that improve safety, reliability and efficiency; ONE Gas is expected to continue to invest in and grow its rate base;

•	Shareholder alignment – appeals to investors looking for stable dividend payouts more in line with owning a natural gas utility;

•	Returns – will continue to focus on earning its allowed rate of return;

•	Valuation – expected to be valued on a multiple of price-to-earnings (P/E) basis consistent with peer natural gas utilities;

•	Reliable operations – continued safe, reliable and efficient operations; and

•	More tailored growth strategies – sharpened management focus on distinct strategic goals.

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, and became ONEOK, Inc. (NYSE: OKE) in 1980, a diversified energy company that today is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS).

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to the benefits of the separation to our stakeholders and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

###